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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                            FIRST WAVE MARINE, INC.

                       ARTICLE I:  STOCKHOLDERS' MEETINGS

         SECTION 1.  PLACE OF MEETINGS.

         Meeting of the stockholders shall be held at such place as the Board of Directors shall determine and shall be designated in the notice of said meeting.

         SECTION 2.  ANNUAL MEETING.

         There shall be an annual meeting of the stockholders on the last Thursday in May of each year at 10:00 a.m., or at such other date or time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting.

         SECTION 3. SPECIAL MEETINGS.

         Special meetings of the stockholders for any purpose may be called only by the Chairman of the Board of Directors, and shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board, upon not fewer than 10 nor more than 60 days' written notice. Any such resolution shall be sent to the Chairman of the Board of Directors and the Secretary of the Corporation and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock as filed pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"). Business transacted at any special meeting is limited to the purposes stated in the notice.

         For the purposes of the By-Laws, the "Whole Board" is defined as the total number of Directors which the Corporation would have if there were no vacancies.

         SECTION 4.  NOTICE OF STOCKHOLDER BUSINESS.

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been property brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before
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the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation, not less than 80 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4.

         The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this Section 4, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 5.  INSPECTORS.

         The Board of Directors shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote at any stockholders' meeting, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointments or if an appointee fails to serve, the presiding officer of the stockholders' meeting may appoint substitute inspectors.

         SECTION 6.  QUORUM AND ADJOURNMENTS.

         Except as otherwise provided in a Preferred Stock Designation or by law, the holders of stock of record entitled to exercise not less than a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for the transaction of business thereat. If, however, such majority shall not be present in person or by proxy, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time and from place to place without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, until the requisite amount of voting power shall be present or the meeting has been adjourned permanently. At such adjourned meeting, at which





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the requisite amount of voting power shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 7.  VOTING.

         At every meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by a legally sufficient instrument. The vote for Directors, the vote upon any questions set forth in the Proxy Statement for the meeting and the vote upon any other action of business at the discretion of the presiding officer of the stockholders' meeting shall be by written ballot. The vote upon any other question before the meeting shall be by written ballot upon the demand of stockholders voting at least 15 percent of the shares represented at the meeting. All questions, except election or removal of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation, a Preferred Stock Designation or the laws of the State of Delaware, shall be decided by a majority vote of those shares present and voting, and, with respect to any election or question to be decided by any class of stock voting as a class, by a majority vote of those shares present or represented and voting of that class.

         SECTION 8.  ORDER OF BUSINESS.

         Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the stockholders' meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any stockholders' meeting based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any stockholders' meeting.

                 ARTICLE II:  NOMINATION OF DIRECTOR CANDIDATES

         SECTION 1.  NOTIFICATION OF NOMINEES.

         Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of the Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 80 days prior to the date of any annual or special meeting. In the event that the date of such annual or special meeting was not





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publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day on which such announcement of the date of the meeting was communicated to the stockholders.

         Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated: (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

         SECTION 2.  SUBSTITUTION OF NOMINEES.

         If a person is validly designated as a nominee in accordance with
Section I of this ARTICLE II, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than 5 days prior to the date of the meeting for election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section I of this
ARTICLE II, had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

         SECTION 3.  COMPLIANCE WITH PROCEDURES.

         If the presiding officer of the meeting for the election of Directors determines that a nomination for any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of these By-Laws, such nomination shall be void; provided, however, that nothing in these By-Laws shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock Designation for any series of Preferred Stock.

                        ARTICLE III:  BOARD OF DIRECTORS

         SECTION 1.  NUMBER, QUALIFICATION, ELECTION AND TERMS.

         Except as otherwise fixed by, or pursuant to the provisions of Article Fourth of the





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Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than 3 nor more than 15 persons. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation and other than those Directors named in the Certificate of Incorporation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors. One class shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, with members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote by written ballot to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         SECTION 2.  NEWLY-CREATED DIRECTORSHIPS AND VACANCIES.

         Except as otherwise fixed by or provided for or pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number or Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         SECTION 3.  REMOVAL.

         Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of 80 percent of the combined voting power of the then-outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

         SECTION 4.       RESIGNATION.

         Any Director may resign at any time by giving written notice of his resignation to the





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Chairman or the Secretary, to be effective upon its acceptance by the Board or at the time specified in such writing.

         SECTION 5.  RESPONSIBILITIES AND POWERS.

         The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         SECTION 6.  ORGANIZATION MEETING.

         Immediately after the adjournment of the annual meeting of the stockholders each year, or special meeting held in lieu thereof, the Directors elected thereat shall, without notice, convene the annual meeting of Directors for the organization of the Board of Directors, the election of officers and members of committees and the transaction of any other business which may properly come before the meeting. If a quorum of the Board of Directors shall not be present, the Chairman shall call a meeting for such purposes as promptly as is practicable. Except as otherwise provided in this By-Law, Directors may hold their regular and special meetings at such times and places and have one or more offices and keep the books of the Corporation at such places as the Board of Directors determines.

         SECTION 7.  NOTICES.

         No notice of regular meetings of the Board of Directors need be given. Special meetings of the Board of Directors may be called by the Chairman or the President of the Corporation upon notice to each Director, given either in person or by mail, telephone, telegram, telex, or similar medium of communication: provided, however, that such notice shall be deemed to have ben waived by the Directors attending or voting at any such meeting, without protesting the lack of proper notice, and may be waived in writing or by telegram, telex, or similar medium of communication by any Director either before or after such meeting. Special meetings shall be called by the Chairman, the President or the Secretary on like notice, on the written request of three Directors. A minimum of 24 hours' notice of special meetings shall be given to each Director. Unless otherwise indicated in the notice thereof, any business may be transacted at any such special meeting.

         SECTION 8. QUORUM.

         Subject to Section 2 of this ARTICLE III, at all meetings of Directors a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business and, except for the designation of committees (as provided in Section 9 of this ARTICLE III), and the removal of executive officers (as provided in Section 1 of ARTICLE IV), the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board





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